Voting Results of Special Meeting of Shareholders

A special meeting of shareholders (the “Special Meeting”) of Frontegra Funds, Inc. (the “Corporation”) was held on October 30, 2008.  The Special Meeting was adjourned twice with respect to certain portfolios of the Corporation to November 7, 2008 and November 14, 2008 to permit further solicitation of votes.  At the Special Meeting, shareholders voted on proposals to elect three current directors to serve on the Board of Directors and to approve a new investment advisory agreement between the Corporation, on behalf of the Frontegra Columbus Core Plus Fund, Frontegra Columbus Core Fund, Frontegra IronBridge Small Cap Fund, Frontegra IronBridge SMID Fund, Frontegra New Star International Equity Fund and Frontegra Netols Small Cap Value Fund (collectively, the “Funds”), and Frontegra Asset Management, Inc. (the “Adviser”) and new subadvisory agreements between the Adviser and each subadviser as described below.  Further details regarding each proposal and the Special Meeting are contained in a definitive proxy statement filed with the SEC on September 26, 2008.

At the Special Meeting held on October 30, 2008, the following actions were taken:

(1)	The following individuals were elected to serve on the Board of Directors by the shareholders of all Funds voting together in the aggregate:

Name of Director	Number of Votes For	Number of Votes Withheld

David L. Heald	59,738,171	374,211

James M. Snyder	59,738,171	374,211

William D. Forsyth III	52,839,360	7,273,022

(2)
A new investment advisory agreement between the Corporation on behalf of each of the following Funds and the Adviser was approved by the shareholders of each Fund (voting separately on a Fund-by-Fund basis) as follows:

Fund	Votes For	Votes Against	Abstained	Broker Non-Votes

Frontegra Columbus Core Fund	7,939,514	0	0	1,941,544

Frontegra IronBridge Small Cap Fund	10,164,933	4,978	2,333	4,225,616

Frontegra Netols Small Cap Value Fund	1,652,743	0	0	23,788

(3)	A new subadvisory agreement between Reams Asset Management Company, LLC and the Adviser was approved by the shareholders of the Frontegra Columbus Core Fund as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

7,939,514	0	0	1,941,544

(4)	A new subadvisory agreement between IronBridge Capital Management, LP and the Adviser was approved by the shareholders of the Frontegra IronBridge Small Cap Fund as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

10,162,771	7,140	2,333	4,225,616

(5)	A new subadvisory agreement between Netols Asset Management, Inc. and the Adviser was approved by the shareholders of the Frontegra Netols Small Cap Value Fund as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

1,651,201	1,542	0	23,788

At the Special Meeting held on October 30, 2008 as adjourned to November 7, 2008, the following actions were taken with respect to the Frontegra Columbus Core Plus Fund and the Frontegra New Star International Equity Fund:

(1)
A new investment advisory agreement between the Corporation on behalf of each of the following Funds and the Adviser was approved by the shareholders of each Fund (voting separately on a Fund-by-Fund basis) as follows:

Fund	Votes For	Votes Against	Abstained	Broker Non-Votes

Frontegra Columbus Core Plus Fund	8,761,065	6,289	2,237	634,370

Frontegra New Star International Equity Fund	16,306,182	0	1,495,550	0

(2)	A new subadvisory agreement between Reams Asset Management Company, LLC and the Adviser was approved by the shareholders of the Frontegra Columbus Core Plus Fund as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

8,759,106	8,249	2,237	634,370

(3)	A new subadvisory agreement between New Star Institutional Managers Limited and the Adviser was approved by the shareholders of the Frontegra New Star International Equity Fund as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

16,306,182	0	1,495,550	0

At the Special Meeting held on October 30, 2008 as adjourned to November 7, 2008 and November 14, 2008, the following actions were taken with respect to the Frontegra IronBridge SMID Fund:

(1)	A new investment advisory agreement between the Corporation on behalf of the Frontegra IronBridge SMID Fund and the Adviser was approved by the shareholders of the Fund as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

8,881,748	26,661	809,247	3,447,155

(2)	A new subadvisory agreement between IronBridge Capital Management, LP and the Adviser was approved by the shareholders of the Frontegra IronBridge SMID Fund as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

8,874,862	31,319	811,475	3,447,155